
Earnings
Conference Call
IDACORP
1st Quarter 2011
May 5, 2011

Leadership Presenting Today



LaMont Keen
President and Chief
Executive Officer



Darrel Anderson
Executive Vice President -
Administrative Services &
Chief Financial Officer

Forward-Looking Statements

In addition to the historical information contained in this presentation, this presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "targets," "intends," "plans," "predicts," "projects," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power's ability to recover costs and/or earn a reasonable rate of return, including, but not limited to, the recovery or disallowance of costs that have been deferred, financings, allowed rates of return, electricity pricing and price structures, acquisition and disposal of assets and facilities, and current or prospective wholesale and retail competition; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by federal and state regulatory and oversight bodies; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; (d) litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; (e) changes in and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and endangered species and the adoption of laws and regulations addressing the environment; (f) increases in capital expenditures and potential reductions in generation capacity as a result of regulatory conditions that may be imposed on power plant license renewals, or the non-renewal of such licenses; (g) global climate change and regional weather variations affecting customer demand, and variable hydrological conditions affecting hydroelectric generation; (h) over-appropriation of surface and groundwater in the Snake River basin and the resulting impact on hydroelectric generation; (i) inability to obtain required permits and approvals, rights-of-way, and siting, and impediments to contracting, construction, and start-up, for infrastructure development projects; (j) operation of power generation facilities at below expected levels of performance, breakdown or failure of equipment, forced outages, availability of electrical transmission capacity, and the availability of water for hydroelectric power generation, natural gas, coal, and diesel for power generation at thermal plants, and wind conditions for wind power generation; (k) changes in costs and availability of materials, fuel, and commodities, and their impact on the ability to meet required loads and on the wholesale energy market in the western United States, and the costs of integrating intermittent power sources into Idaho Power's power portfolio; (l) disruptions of Idaho Power's transmission system or interconnected transmission systems; (m) customer growth within Idaho Power's service area; (n) the continuing effects of the weak economy, including decreased demand for electricity and reduced revenue from sales of excess energy during periods of low wholesale market prices; (o) market prices and demand for energy; (p) reductions in credit ratings and the resulting impact on access to capital markets; (q) results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms; (r) increases in the costs associated with energy commodity and other derivative instruments; (s) general capital market conditions and government regulation that affects the cost of capital, the ability to access the capital markets, and the amount of funding obligations for postretirement benefits; (t) weather and other natural phenomena such as earthquakes, floods, droughts, lightning, wind, and fire and their impact on power demand and infrastructure; and (u) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

IDACORP

Subsidiary Contributions – Net Income
(in millions except for per diluted share amounts)

	Three Months Ended March 31,	
	2011	2010
Idaho Power Company	$ 29.8	$ 18.2
Other (Net)	(0.1)	(2.1)
Total	$ 29.7	$ 16.1
Weighted average outstanding shares – diluted	49.4	47.9
Earnings per diluted share	$ 0.60	$ 0.34

IDACORP

Our Core Business



IDAHO POWER®

An IDACORP Company

- Base Rate Adjustment – June 1, 2010
- Use of Additional ADITC (Settlement)
- U.S. Congress Joint Committee on Taxation
- Above Normal Snowpack (PCA Rate Decrease)
- Langley Gulch – On Time & Within Budget


2009 Integrated Resource Plan
December 2009
IDAHO POWER.
An IDACORP Company

PURPA

Public Utilities Regulatory Policy Act

- Planning and implementing should consider all impacts
  - Cost
  - Reliability
  - Environment



1st QTR 2010 to 1st QTR 2011

Net Income Attributable to IDACORP, Inc.

(Millions)



$30
$25
$20
$15
$10
$5
$0
$16.1
$9.8
$5.6
($4.9)
$3.1
$29.7
* Amounts are pre-tax
1st Qtr 2010 Actuals
Rate & Regulatory Changes*
Increased Sales Volumes*
Increased Idaho Power Income Tax Expense
Other, Net Increases
1st Qtr 2011 Actuals

Key Financial & Operating Metrics and 2011 Earnings Guidance

	2011 Estimate [(1)]	Previous [(2)]
Idaho Power Operations & Maintenance Expense (millions)	No Change	$300 – $310
Idaho Power Capital Expenditures (millions)	No Change	$320 – $330
Idaho Power Hydroelectric Generation (million MWh)	8.5 - 10.5	7.5 – 9.5
Non-Regulated Subsidiary Earnings and Holding Company Expenses (millions)	No Change	$0 – $3
2011 Earnings Guidance [(1)]	$2.80 - $2.95 per diluted share [(3)]	

[(1)] As of May 5, 2011

[(2)] As of February 23, 2011

[(3)] Excludes the potential benefit that could result during 2011 from the settlement of Idaho Power's method of uniform capitalization with the IRS.

Questions?

Contact Information

Analysts & Investors

Lawrence F. Spencer
Director of Investor Relations
(208) 388-2664
LSpencer@idacorpinc.com

Media

Christian Lybrook
Corporate Communication
(208) 388-2275
CLybrook@idahopower.com

Webcast and presentation archived on WWW.IDACORPINC.COM